58443


                         CERTIFICATE OF AMENDMENT

                                    OF

                  RESTATED CERTIFICATE OF INCORPORATION

                                * * * * *


      United Parcel Service, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Company"), DOES HEREBY CERTIFY:
       FIRST: That at a meeting of the Board of Directors of the Company, resolutions were adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring the amendment to be advisable and directing that the amendment be considered by the Company's shareowners at the Company's next annual meeting of shareowners.  The  resolutions  setting  forth the proposed  amendment are as follows:
            WHEREAS,  it is in the  best  interests  of the  Company
      and its  shareowners  for the Company to amend its Certificate of  Incorporation  to clarify  the  definition  of  "permitted
      transferee"   as  it  applies  to  lending   institutions   as
      provided in the Restated Certificate of Incorporation of United Parcel Service, Inc. (the "Amendment") as reviewed by the Directors of the Company;

            NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the shareowners of the Company, subparagraph
      (c)(16)(i)(H) of Article Fourth of the Company's Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

            "a lending institution in connection with a pledge of shares by a person who either (1) was a holder on the Public Offering Date of the shares being pledged or (2) was an employee of the Company or one of its subsidiaries on the date of the pledge of such shares; and such shares are pledged as bona fide collateral for a loan to such person provided such lending institution agrees in writing to immediately offer to sell such shares to the Corporation in the event such lending institution forecloses on such shares;"

            BE  IT  FURTHER   RESOLVED,   that  the   Amendment   be
      submitted  to  the   shareowners  of  the  Company  for  their
      approval at the next annual meeting of shareowners;

            BE IT FURTHER  RESOLVED,  that,  subject to  approval by
      the shareowners, the Chief Executive Officer or the Secretary of the Company or either of them, be and such officers hereby are, authorized, empowered and directed to make and execute a Certificate of Amendment to the Company's Certificate of Incorporation, which shall be in substantially the same form as the Amendment, but with such changes or additions thereto as such officer shall deem to be in the best interests of the Company, the execution of the same containing any such changes or additions being deemed to evidence conclusively the decision that such changes or additions are approved and in the best interests of the Company.

       SECOND:   That  thereafter,  at the annual  meeting of  shareowners
of the Company duly called and held on May 12, 2000, upon notice in accordance with Section 222 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the amendment.
       THIRD:   That  the   foregoing   amendment   was  duly  adopted  in
accordance with the provisions of Section 242 of the Delaware General Corporation Law.

       IN WITNESS WHEREOF, United Parcel Service, Inc. has caused this certificate to be signed by Joseph R. Moderow, its Secretary, this 15th day of May, 2000.
                                    UNITED PARCEL SERVICE, INC.

                                    By:
                                    _____________________________________
                                        JOSEPH R. MODEROW, Secretary